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                                                                 EXHIBIT 10.11

                         ALL AMERICAN FOOD GROUP, INC.
                                LEASE ABSTRACT



LANDLORD: Santo V. Sorce Co., LLC
          414 East Essex Street
          Hackensack, NJ 07601

TENANT:   The Company

PROPERTY: 104 New Era Drive
          South Plainfield, NJ 07080

SQUARE FOOTAGE:     22,324 square feet of space until January 31, 2002 (the
                    "Initial Space"); 29,324 square feet of space (the entire premises) from February 1, 2002 until the Expiration Date
                    (the "Additional Space").

COMMENCEMENT
     DATE:          February 15, 1997

EXPIRATION DATE:    January 31, 1997

OPTION: One five year option to renew on the same terms and conditions as current lease (the "Renewal Term").

RENT: $9,301.67 per month from April 1, 1997 until January 31, 2002; $13,440.17 per month for the remainder of the lease (no rent is due for the period from February 15, 1997 to March 31, 1997).


ADDITIONAL SPACE:   Prior to February 1, 2002, Landlord may lease all or part
of the Additional Space to a third party and Tenant may increase the Initial Space with the addition of any part of the Additional Space not then occupied or under lease to be occupied by a third party.

TAXES/INSURANCE/ OTHER CHARGES: Tenant shall pay: its pro rata share of all real estate, ad valorem or other property taxes assessed against the premises for land, building, fixtures or improvements; common area maintenance charges; property insurance, comprehensive general liability insurance and rent insurance.
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ASSIGNMENT:   The lease is assignable only with the written permission of the
Landlord and is not assignable during the Renewal Term.

DEFAULT:  Events of default include:
          1. all or any part of the premises become vacant due to Tenant's removal, ejectment or eviction from, or abandonment of the premises;
          2. Tenant does not make payment of rent or other charges when due and such default continues for fifteen (15) days after written notice from Landlord;
          3. Tenant fails to perform any of its other obligations under the lease;
          4. Tenant fails to comply with any federal, state or local statutes, rules, ordinances, orders, regulations and requirements; or
          5. Tenant files for bankruptcy.